Exhibit 3.1

SOSID: 1076268
Date Filed: 12/18/2008 8:47:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C200834700107

ARTICLES OF INCORPORATION

OF

LIVE OAK BANCSHARES, INC.

The undersigned hereby makes and acknowledges these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina as contained in Chapter 55 of the General Statutes of North Carolina, entitled “North Carolina Business Corporation Act,” and the several amendments thereto, and to that end hereby sets forth the following:

ARTICLE I

The name of the corporation is Live Oak Bancshares, Inc. (herein referred to as the “Corporation”).

ARTICLE II

The Corporation shall have authority to issue a total of 2,650,000 shares of capital stock consisting of 150,000 shares of common stock designated as “Class A Voting Common Stock,” no par value per share, 1,500,000 shares of common stock designated as “Class B Non-Voting Common Stock,” no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share. The Class A Voting Common Stock and Class B Non-Voting Common Stock shall have equal rights as to dividends, liquidation proceeds, and all other matters, except the right to vote. Each share of the Class A Voting Common Stock shall be entitled to one vote. The Class B Non-Voting Common Stock shall have no voting rights. The preferences, limitations and relative rights of the shares of Preferred Stock shall be designated by the Board of Directors and may be issued in one or more series.

ARTICLE III

The street address of the initial registered office of the Corporation is 2605 Iron Gate Drive, Suite 100, Wilmington, New Hanover County, North Carolina 28412; the mailing address of the initial registered office of the Corporation is 2605 Iron Gate Drive, Suite 100, Wilmington, New Hanover County, North Carolina 28412; and, the name of the initial registered agent at such address is David G. Lucht.

ARTICLE IV

The name of the incorporator is Todd H. Eveson, and the address of the incorporator is 8305 Falls of Neuse Road, Suite 203, Raleigh, Wake County, North Carolina 27615.

ARTICLE V

The number of directors constituting the initial board of directors shall be one (1); and the name and address of the person who is to serve as director until the first meeting of shareholders, or until his successor is elected and qualifies, are James S. Mahan, III, 2605 Iron Gate Drive, Suite 100, Wilmington, New Hanover County, North Carolina 28412.

ARTICLE VI

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

ARTICLE VII

Any agreement, plan or arrangement providing for the merger, consolidation or exchange of shares of the Corporation with any other corporation, foreign or domestic, or the sale, lease or exchange of all or substantially all of the assets of the Corporation which require prior shareholder approval under North Carolina law shall only be effected after the prior approval of the holders of at least two-thirds of the outstanding shares of all classes of capital stock of the Corporation, voting together as a single class, unless class voting rights are specifically permitted for any class of capital stock of the Corporation. Notwithstanding the foregoing, the requirement of approval of at least two-thirds of the outstanding shares as set forth above shall not be applicable and only such affirmative vote as is required by North Carolina law shall be required, if any such transaction shall have been approved by a majority of the members of the Board of Directors unaffiliated with any other party to the proposed transaction.

ARTICLE VIII

Any person as a director of this Corporation may only be removed for “cause” by the shareholders represented by a majority of all shares entitled to vote at an annual or special meeting of this Corporation. The term “cause” for the purposes of this paragraph shall mean (i) the criminal prosecution and conviction during the course of the director’s service as a director of this Corporation of an act of fraud, embezzlement, theft or personal dishonesty (excepting minor traffic and similar violations in the nature of a misdemeanor under North Carolina law), (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust, or (iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors, under any of the Corporation’s fidelity bonds or insurance policies covering its directors, officers or employees.

This 11th day of December 2008.

Todd H. Eveson, Incorporator

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY

FOR

ARTICLES OF INCORPORATION

I, David B. Hanson, Chief Deputy Commissioner of Banks for the State of North Carolina, hereby certify that the foregoing ARTICLES OF INCORPORATION OF LIVE OAK BANCSHARES, INC. having its principal office in Wilmington, New Hanover County, North Carolina, were approved by the Office of the Commissioner of Banks on the 17th day of December, 2008. Authority to record the Articles of Incorporation is hereby granted.

This the 17th day of December, 2008.

David B. Hanson
Chief Deputy Commissioner of Banks

SOSID: 1076268 Date Filed: 5/19/2011 3:15:00 PM Elaine F. Marshall North Carolina Secretary of State C201113900218

ARTICLES OF AMENDMENT

OF

LIVE OAK BANCSHARES, INC,

The undersigned corporation hereby submits these articles of amendment for the purpose of amending its articles of incorporation:

1. The name of the corporation is Live Oak Bancshares, Inc.

2. The following amendment to the articles of incorporation of the corporation hereby replaces article II in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 3,750,000 shares of capital stock consisting of 250,000 shares of common stock designated as “Class A Voting Common Stock,” no par value per share, 2,500,000 shares of common stock designated as “Class B Non-Voting Common Stock,” no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share. The Class A Voting Common Stock and Class B Non-Voting Common Stock shall have equal rights as to dividends, liquidation proceeds, and all other matters, except the right to vote. Each share of the Class A Voting Common Stock shall be entitled to one vote. The Class B Non-Voting Common Stock shall have no voting rights. The preferences, limitations and relative rights of the shares of Preferred Stock shall be designated by the Board of Directors and may be issued in one or more series.

3. The foregoing amendment was duly adopted by a vote of the shareholders of the Class A Voting Common Stock and the Class B Non-Voting Common Stock of the corporation on April 19, 2011, in the manner prescribed by law.

4. These articles will become effective upon filing with the North Carolina Secretary of State.

This the 17th day of May, 2011.

LIVE OAK BANCSHARES, INC.

By:

David G. Lucht
President

SOSID: 1076268 Date Filed: 9/7/2011 4:56:00 PM Elaine F. Marshall North Carolina Secretary of State C201125000356

ARTICLES OF AMENDMENT

OF

LIVE OAK BANCSHARES, INC.

The undersigned corporation hereby submits these articles of amendment for the purpose of amending its articles of incorporation:

1. The name of the corporation is Live Oak Bancshares, Inc.

2. The following amendment to the articles of incorporation of the corporation hereby replaces article II in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 2,750,000 shares of capital stock consisting of 250,000 shares of common stock designated as “Class A Voting Common Stock,” no par value per share and 2,500,000 shares of common stock designated as “Class B Non-Voting Common Stock,” no par value per share. The Class A Voting Common Stock and Class B Non-Voting Common Stock shall have equal rights as to dividends, liquidation proceeds, and all other matters, except the right to vote. Each share of the Class A Voting Common Stock shall be entitled to one vote. The Class B Non-Voting Common Stock shall have no voting rights.

3. The amendment was duly adopted by the Board of Directors without shareholder action as shareholder action was not required pursuant to Section 55-6-02 of the North Carolina General Statutes.

4. These articles will become effective upon filing with the North Carolina Secretary of State.

This the 7th day of September, 2011.

LIVE OAK BANCSHARES, INC.

By:

Neil Underwood
President

SOSID: 1076268 Date Filed: 11/26/2013 2:23:00 PM Elaine F. Marshall North Carolina Secretary of State C2013 330 00140

ARTICLES OF AMENDMENT

OF

LIVE OAK BANCSHARES, INC,

The undersigned corporation hereby submits these articles of amendment for the purpose of amending its articles of incorporation:

1. The name of the corporation is Live Oak Bancshares, Inc.

2. The following amendment to the articles of incorporation of the corporation hereby replaces article II in its entirety as follows:

ARTICLE II

The Corporation shall have authority to issue a total of 2,750,000 shares of capital stock consisting of a single class of common stock, no par value per share. Each share of the Corporation’s common stock shall have equal rights as to dividends, liquidation proceeds, and all other matters, and shall be entitled to one vote per share on each matter voted on at a shareholders’ meeting.

3. The amendment was duly adopted by the Board of Directors and approved by the shareholders of the corporation in the manner required by Chapter 55 of the North Carolina General Statutes.

4. These articles will become effective upon filing with the North Carolina Secretary of State.

This the 20th day of November, 2013.

LIVE OAK BANCSHARES, INC.

By:

Neil Underwood
President